UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2026

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

2027 PIK Notes Indenture

On May 1, 2026, Beasley Mezzanine Holdings, LLC (the “Issuer”), a direct, wholly owned subsidiary of Beasley Broadcast Group, Inc. (the “Company”), issued $98,475,254 in aggregate principal amount of 10.000% Senior Secured Second Lien PIK Notes due 2027 (the “2027 PIK Notes”). The 2027 PIK Notes were issued in connection with the previously announced exchange offer of the Issuer’s existing 9.200% Senior Secured Second Lien Notes due 2028 (the “Existing Second Lien Notes”) for the 2027 PIK Notes in the amount of $500 per $1,000 principal amount of Existing Second Lien Notes tendered, plus 50% of accrued and unpaid interest thereof.

Holders of approximately $184,056,000 aggregate principal amount of Existing Second Lien Notes participated in the Exchange Offer, exchanging their Existing Second Lien Notes into $98,475,254 aggregate principal amount of 2027 PIK Notes.

The 2027 PIK Notes were issued pursuant to an indenture, dated as of May 1, 2026 (the “2027 PIK Notes Indenture”), among the Issuer, the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent. The 2027 PIK Notes pay interest semi-annually in arrears on April 30 and October 30 of each year, with interest accruing from October 30, 2026, and the first Interest Payment Date being April 30, 2027. Interest will be payable in the form of PIK Interest (as defined in the 2027 PIK Notes Indenture). The 2027 PIK Notes were offered in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Maturity and Springing Maturity

Pursuant to the 2027 PIK Notes Indenture, the 2027 PIK Notes will mature on December 31, 2027. If (i) on or before September 30, 2027, the Company and its subsidiaries have not entered into one or more binding agreements (subject solely to customary conditions precedent for transactions of the applicable type) for asset sales or debt or equity financings that the Company reasonably determines would yield proceeds, once consummated, sufficient to redeem all of the 2027 PIK Notes and any Existing First Lien Notes (as defined below) outstanding as of September 30, 2027, the 2027 PIK Notes will mature on such date, or (ii) an Event of Default (as defined in the 2027 PIK Notes Indenture) with respect to a breach of a covenant set forth in Section 8 of the Amended and Restated Transaction Support Agreement, dated as of April 27, 2026 (the “A&R TSA”), by and among the Company and the supporting holders party thereto, has occurred, the 2027 PIK Notes will mature on the date such Event of Default occurred (the events described in (i) and (ii) above, collectively, the “Springing Maturity Condition,” and any date on which the 2027 PIK Notes mature as a result thereof, the “Springing Maturity Date”). The Springing Maturity Condition may be waived, amended or deleted by holders of a majority of the 2027 PIK Notes.

Equity Conversion

At any time on or after December 31, 2027 (or, if the Springing Maturity Condition has occurred, the date on which the Springing Maturity Condition occurred), or upon the occurrence of an Event of Default (as defined in the 2027 PIK Notes Indenture), holders of at least a majority in aggregate principal amount of the 2027 PIK Notes then outstanding may elect to convert all outstanding 2027 PIK Notes into shares of the Company’s Class A Common Stock (the “Class A Common Stock”) and the Company’s Class B Common Stock (the “Class B Common Stock”) (such shares issuable upon conversion, the “Conversion Shares”) (such conversion, the “Equity Conversion”). Upon such Equity Conversion, subject to obtaining any required regulatory approvals, all outstanding 2027 PIK Notes shall convert into Conversion Shares representing, in the aggregate, 95% of the issued and outstanding Class A Common Stock and Class B Common Stock (calculated on a fully diluted basis) immediately following such conversion; provided that the conversion percentage shall be reduced to 90%, 85% or 80%, respectively, if the Issuer has made cash payments at par to holders in respect of principal of the 2027 PIK Notes equal to at least 85%, 90% or 95%, respectively, of the original aggregate principal amount of 2027 PIK Notes issued on May 1, 2026 (without giving effect to any increase in principal amount resulting from PIK Interest). The equity conversion is subject to obtaining prior approval of the Federal Communications Commission (the “FCC”) and compliance with applicable FCC foreign ownership rules.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time, the Issuer may redeem all or a part of the 2027 PIK Notes at a redemption price equal to 100% of the principal amount of the 2027 PIK Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In connection with any tender offer or other offer to purchase 2027 PIK Notes (including pursuant to a Change of Control Offer, as defined in the 2027 PIK Notes Indenture), if not less than 90.0% in aggregate principal amount of the outstanding 2027 PIK Notes are purchased by the Issuer or a third party, the Issuer or such third party will have the right to redeem or purchase, as applicable, all 2027 PIK Notes that remain outstanding following such purchase at the price paid to holders in such purchase, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The holders of the 2027 PIK Notes will also have the right to require the Issuer to repurchase their 2027 PIK Notes upon the occurrence of a Change of Control (as defined in the 2027 PIK Notes Indenture), at an offer price equal to 101% of the aggregate principal amount of the 2027 PIK Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Ranking and Security

The 2027 PIK Notes and related guarantees are the Issuer’s and the guarantors named therein’s senior secured obligations and are secured on a second-lien priority basis by the Collateral (as defined in the 2027 PIK Notes Indenture), subject to certain exceptions, limitations, Permitted Liens (as defined in the 2027 PIK Notes Indenture) and the intercreditor agreements among the collateral agents for the 2027 PIK Notes, the Existing First Lien Notes and the ABL Credit Facility (as defined below) (collectively, the “Intercreditor Agreements”) providing for the relative priorities of their respective security interests in the assets securing the 2027 PIK Notes, the Existing First Lien Notes, the ABL Credit Facility and certain other matters relating to the administration of security interests. The 2027 PIK Notes are guaranteed by the Company and each of the Issuer’s existing Material Domestic Subsidiaries (other than Excluded Subsidiaries, both as defined in the 2027 PIK Notes Indenture) and will be guaranteed by certain future Material Domestic Subsidiaries. Under the terms of the 2027 PIK Notes Indenture and the Intercreditor Agreements, the 2027 PIK Notes and related guarantees rank junior in right of payment to the Existing First Lien Notes and rank senior in right of payment to any future indebtedness of the Issuer and each Guarantor that is subordinated in right of payment to the 2027 PIK Notes and the guarantees. The 2027 PIK Notes and the guarantees are effectively senior in right of payment to any unsecured indebtedness of the Issuer and each Guarantor and indebtedness of the Issuer and each Guarantor secured by liens junior to the liens securing the 2027 PIK Notes.

Restrictive Covenants

The 2027 PIK Notes Indenture contains covenants that limit the Issuer’s (and its restricted subsidiaries’) ability to, among other things: incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock; pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments; make certain investments or acquisitions; sell, transfer or otherwise convey certain assets; create liens; enter into agreements restricting certain subsidiaries’ ability to pay dividends or make other intercompany transfers; consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s or its subsidiaries’ assets; enter into transactions with affiliates; and enter into Liability Management Transactions (as defined in the 2027 PIK Notes Indenture). Many of the covenants contained in the 2027 PIK Notes Indenture will not be applicable, and the subsidiary guarantees of the 2027 PIK Notes will be released, during any period when the 2027 PIK Notes have investment grade ratings from two of S&P, Moody’s and Fitch.

The foregoing description of the 2027 PIK Notes and the 2027 PIK Notes Indenture is not complete and is qualified in its entirety by reference to the full text of the 2027 PIK Notes Indenture, including the form of 2027 PIK Notes contained therein, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture for Existing First Lien Notes

On May 1, 2026, the supplemental indenture (the “Existing First Lien Notes Supplemental Indenture”), by and between the Issuer and Wilmington Trust, National Association, the trustee and collateral agent for the Issuer’s 11.000% Senior Secured First Lien Notes due 2028 (the “Existing First Lien Notes”), became effective, amending the provisions of the indenture, dated October 8, 2024, by and among the Issuer, the guarantors thereto and Wilmington Trust, National Association, as the trustee and the collateral agent, governing the Existing First Lien Notes.

The foregoing description is qualified by the full text of the Existing First Lien Notes Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture for Existing Second Lien Notes

On May 1, 2026, the supplemental indenture (the “Existing Second Lien Notes Supplemental Indenture”), by and between the Issuer and Wilmington Trust, National Association, the trustee and collateral agent for the Existing Second Lien Notes, became effective, amending the provisions of the indenture, dated October 8, 2024, by and among the Issuer, the guarantors thereto and Wilmington Trust, National Association, as the trustee and the collateral agent, governing the Existing Second Lien Notes.

The foregoing description is qualified by the full text of the Existing Second Lien Notes Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Transaction Support Agreement

On April 27, 2026, the Company entered into the A&R TSA, which amends and restates the Transaction Support Agreement, dated as of March 20, 2026, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2026 (the “Original TSA”). The description of the Original TSA contained in such Current Report on Form 8-K is incorporated herein by reference.

In addition to the terms of the Original TSA, the A&R TSA grants the Initial 1L Supporting Holder (as defined in the A&R TSA) the right, commencing 360 days after the closing of the Transactions (as defined in the A&R TSA) and subject to certain conditions set forth therein, to propose candidates for an additional independent director to be appointed to the Company’s board of directors.

The foregoing description of the A&R TSA is not complete and is qualified in its entirety by reference to the full text of the A&R TSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ABL Credit Facility

On May 1, 2026, the Company, its direct wholly owned subsidiary, Beasley Media Group, LLC (the “Borrower”), and certain of the Borrower’s direct and indirect wholly owned subsidiaries entered into that certain Loan and Security Agreement (“ABL Credit Agreement”) with Siena Lender Group LLC as lender (“Lender”), which provides for a $35.0 million secured asset-based revolving credit facility (the “ABL Credit Facility”). The maturity date of the ABL Credit Facility is the earlier of (i) May 1, 2029 and (ii) the Springing Maturity Date.

Subject to certain conditions and consent of the Lender, the ABL Credit Facility may be increased by $10.0 million for a total facility size up to $45.0 million. Borrowings under the ABL Credit Facility may be used to pay fees, costs and expenses incurred with the transactions contemplated by the ABL Credit Facility, for working capital and other purposes permitted by the ABL Credit Agreement. Amounts borrowed under the ABL Credit Facility may be repaid and reborrowed from time to time.

The borrowing base under the ABL Credit Facility includes certain eligible billed and unbilled accounts receivable, subject to certain limitations, reserves and eligibility criteria. Loans under the ABL Credit Facility will bear interest at a floating rate per annum equal to the greater of (x) a term-SOFR based rate plus an applicable margin of 4.25% and (y) 6.75%.

The ABL Credit Facility requires that the Borrower maintain liquidity of $5.0 million which is increased to $6.0 million if proceeds from asset sales permitted under the ABL Credit Agreement exceed $30.0 million. The Borrower is also required to have the outstanding principal balance of loans and letters of credit equal or exceed (i) $15.0 million prior to the first anniversary of the ABL Credit Facility and (ii) $10.0 million from and after the first anniversary of the ABL Credit Facility.

Subject to certain exceptions and materiality qualifiers, the ABL Credit Facility includes certain customary affirmative and negative covenants, which, among other things, restricts the ability of the Borrower and the guarantors, subject to certain exceptions, to incur debt, grant liens, make restricted payments and investments, issue equity, sell or lease assets, dissolve or merge with another entity, enter into transactions with affiliates, change their business, prepay debt and amend their organizational and material agreements. The ABL Credit Facility also contains customary events of default, including for the failure of the Borrower and guarantors to comply with the various financial, negative and affirmative covenants under the ABL Credit Facility. During the existence of an event of default (as defined under the ABL Credit Facility), the lender has a right to, among other available remedies, terminate the commitments and/or declare all outstanding loans and accrued interest and fees under the ABL Credit Facility to be immediately due and payable.

The foregoing description is qualified by the full text of the ABL Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On May 1, 2026, the Company issued a press release announcing the settlement of the Offers and the issuance of the 2027 PIK Notes as described in this report.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1*	Indenture for the 2027 PIK Notes, dated as of May 1, 2026, by and among the Issuer, the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent (including the form of 2027 PIK Note).

4.2*	Third Supplemental Indenture, dated as of May 1, 2026, by and between the Issuer and Wilmington Trust, National Association, as trustee and collateral agent, relating to the Issuer’s 11.000% Senior Secured First Lien Notes due 2028.

4.3	Third Supplemental Indenture, dated as of May 1, 2026, by and between the Issuer and Wilmington Trust, National Association, as trustee and collateral agent, relating to the Issuer’s 9.200% Senior Secured Second Lien Notes due 2028.

10.1*	Amended and Restated Transaction Support Agreement, dated as of April 27, 2026, among Beasley Broadcast Group, Inc., the Initial Supporting Holders and Caroline Beasley.

10.2*	Loan and Security Agreement, dated as of May 1, 2026, among Beasley Media Group, LLC, as borrower, the other guarantors party thereto and Siena Lending Group LLC, as lender.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: May 1, 2026	By: /s/ Chris Ornelas
Chris Ornelas
General Counsel and Secretary